328065630 v15 Execution Version December 12, 2025 Amy Butte Via e-mail Dear Amy: This letter sets forth the terms of the transition and separation agreement (the “Agreement”) that Navan, Inc. (the “Company”) is offering to you to aid in your employment transition. 1. SEPARATION. If you timely sign and return this Agreement, your employment with the Company will continue through May 1, 2026 (the “Anticipated End Date”), which will become your employment termination date (the “Separation Date”), unless your employment terminates sooner pursuant to Paragraph 2(f) below. If termination occurs earlier or later than the Anticipated End Date, the actual date of termination shall become the “Separation Date” for purposes of this Agreement. 2. TRANSITION PERIOD. (a) Duties. Between the date of this Agreement and January 9, 2026 (the “Transition Date”), you will remain in your current role and will continue to perform your regular duties. On the Transition Date, you will cease to be the Company’s Chief Financial Officer and will become an advisor to the Company whereby you will transition your duties and/or you may be placed on a paid leave of absence until the Anticipated End Date (the “Transition Period”). Following the Transition Date, you agree to use reasonable efforts to transition your duties and responsibilities and perform other tasks consistent with the foregoing as reasonably requested by the Company (which for the avoidance of doubt will not assign duties inconsistent with the foregoing). You agree to perform your Transition Period services in good faith and to the best of your abilities. You must continue to comply in all material respects with all of the Company’s applicable policies and procedures and with all of your statutory and contractual obligations to the Company, including, without limitation, your obligations under your Confidentiality Agreement (as defined below), which you acknowledge and agree are contractual commitments that remain binding upon you during the Transition Period. The Company acknowledges that you may engage in outside activities during the Transition Period, including service on the boards of public or private companies, provided that such activities are not competitive to the Company’s business and do not interfere with your obligations under this Section 2(a). (b) Compensation/Benefits. During the Transition Period: (i) Base Salary. Your base salary will be paid at the annualized rate of $600,000 per year, less payroll deductions and withholdings. (ii) Benefits. You will continue to be eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs. Page 2 328065630 v15 (iii) Equity Awards. Your outstanding Company equity incentive awards covering Class A common stock of the Company will continue to vest under the existing terms and conditions set forth in the governing equity incentive plan documents and award agreements. Except as provided in this section and the following section, you will no longer be eligible for any other Company bonuses or incentive compensation. (c) Additional Payment. Prior to December 31, 2025, the Company will pay you the total amount of $3,700,000, less applicable payroll deductions and withholdings as determined by the Company, plus a gross-up amount for the payroll deduction and withholdings on a portion of such amount, in each case in accordance with the payment details set forth on Exhibit D. You acknowledge and agree that you are not eligible for nor entitled to any other amount or bonus for fiscal year 2026. (d) Defined Terms. For purposes of this Agreement: (x) “Cause” means the occurrence of any of the following: (i) your engaging in an act of gross negligence or willful misconduct in the performance of your employment obligations and duties; (ii) your committing an act of fraud against any Company Group member, material misconduct toward any Company Group member or any employee of the Company Group, or willful and material misappropriation of property belonging to any Company Group member; (iii) your engaging in any other misconduct that has had or will have an adverse effect on the reputation or business of any Company Group member, which you have not cured within 15 days after written notice, if curable; (iv) your material breach of any Employee Invention Assignment and Confidentiality Agreement, which you have not cured within 15 days after written notice, if curable; (v) your repeated failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by any Company Group member to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation; or (vi) your conviction of or plea of nolo contendere to a felony (other than motor vehicle offenses the effect of which do not materially impair your performance of your employment duties) or a crime involving moral turpitude; no termination of your employment shall be for “Cause” unless it is determined by 75% of the members of the Board to be Cause after you are provided with reasonable advanced notice of a meeting of the Board to consider such termination and an opportunity to be heard (with counsel) by the Board; (y) “Company Group” means the Company and its subsidiaries; and (z) “Good Reason” means without your express prior written consent referencing this definition or as expressly provided in this Agreement: (i) a reduction in your base salary or target bonus; (ii) the material breach by the Company of any agreement between you and the Company; or (iii) a relocation of your principal place of employment by more than 35 miles; or (iv) an adverse change in your title or reporting relationship with the Company; provided, however that (A) in each case of above in this subsection, you shall have given the Company written notice thereof and the Page 3 328065630 v15 Company shall have not cured such event within thirty (30) days thereafter and (B) for the avoidance of doubt, none of the actions taken under this Agreement (including, without limitation, your ceasing to be the Chief Financial Officer of the Company, your resignation from offices and positions held as an officer, director, manager, Board committee member or any similar position of any member of the Company Group, the transition of your role to an advisor to the Company, your obligations to transition your duties, or placing you on a leave of absence, in each case including actions prior to the Transition Date) will constitute Good Reason under the Severance Agreement, this Agreement, or any other agreement, plan or policy applicable to you. (e) Long-Term Incentive. (i) Grant of Stock Option. If and to the extent the Company grants awards of options covering shares of Class A common stock of the Company to a majority of its non-founder executives who report to the Company’s Chief Executive Officer (the “E-Staff”) during the first fiscal quarter of the Company’s 2027 fiscal year (the “2027 Annual Executive Stock Options”) and prior to the Separation Date, you will also receive a grant of an option to purchase shares of Class A common stock of the Company (your “2027 Annual Option Award”). The number of shares of Class A common stock subject to your 2027 Annual Option Award, if granted, will be based on market data prepared by the Company’s compensation consultant for the role of Chief Financial Officer and will be based on the median of the market percentiles as applied to other members of the E-Staff. If awarded, your 2027 Annual Option would be granted at the same time as, and on terms no less favorable than, 2027 Annual Executive Stock Options. (ii) Adjustments and Favorable Modifications. In the event that (i) the exercise price of stock options to purchase shares of Class A common stock of the Company granted in the Company’s 2026 fiscal year (“2026 Stock Options”) or 2027 fiscal year (“2027 Stock Options”) held by members of the E-Staff is reduced, or (ii) members of the E-Staff otherwise receive any enhancement, adjustment, or other benefit relating to such stock options, then to the extent your 2026 Stock Options or 2027 Stock Options, as applicable, remain outstanding, the exercise price of your 2026 Stock Options or 2027 Stock Options, as applicable, will be reduced on the most favorable terms provided to any other member of the E-Staff or otherwise, and you will receive such other benefits on a proportionate basis. You will be entitled to such adjustments and benefits regardless of whether you are in active employment with the Company at the time such adjustments or benefits are provided. Page 4 328065630 v15 (f) Removal from Positions. The Parties acknowledge and agree that, as of the Transition Date, you will resign from any and all offices and positions held as an officer, director, manager, Board committee member or any similar position of any member of the Company Group. You agree to execute and deliver any documents reasonably necessary to effectuate such resignations, as reasonably requested by the Company. You also agree to take all actions that are reasonably necessary to remove yourself as a signatory, account holder, officer, and/or director of any member of the Company Group. (g) Termination. Notwithstanding anything to the contrary in this Agreement, your employment under this Agreement may only be terminated by the Company for Cause or by you for Good Reason. The Company is not aware of the existence of any facts or circumstances that would be the basis for a termination by the Company for Cause. 3. FINAL PAY. On or shortly after the Separation Date, the Company will pay you all accrued salary earned through the Separation Date, subject to standard payroll deductions and applicable withholdings, and will provide or pay for any other vested compensation or benefits to be paid as set forth in the applicable document governing such compensation or benefits. You are entitled to this payment regardless of whether or not you sign this Agreement. Since the Company has a nonaccrual flexible paid time off policy, you do not have any accrued vacation or other paid time off and thus will not be paid out for any accrued vacation or other paid time off. 4. SEVERANCE BENEFITS. If: (i) you timely sign this Agreement, (ii) you substantially comply with your obligations under this Agreement (including your duties during the Transition Period in all material respects), your representations in this Agreement are and remain substantially true (and are not materially false or misleading as set forth in this Agreement), provided, however, that in each case of this clause (ii), the Company shall have given you written notice thereof and you shall have not reasonably cured such event within thirty (30) days thereafter; (iii) you have not resigned your employment without Good Reason and your employment has not been terminated by the Company for Cause; and (iv) you timely sign and return (or in the case of death or disability, your legal representative signs on your behalf and returns) the Separation Date Release attached as Exhibit B hereto (the “Separation Date Release”) and allow the Separation Date Release to become effective ((i)-(iv) collectively, the “Severance Preconditions”), then in full satisfaction of and in excess of any obligations for the Company to provide you (or your estate, if appliable) with severance benefits for a “Qualifying Termination” as defined under that certain Change in Control Severance Agreement between you and the Company (the “Severance Agreement”), the Company will provide you (or your estate, if appliable) with the following severance benefits (the “Severance Benefits”): (a) COBRA Severance. Unless you follow the procedures set forth in this paragraph, your participation in the Company’s group health insurance plan will end on the last day of the month in which the Separation Date occurs. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. You will be provided with a separate notice describing your rights and obligations under COBRA and a form for electing COBRA coverage. As an additional severance benefit under this Agreement, provided that you timely elect continued

Page 5 328065630 v15 coverage under COBRA, then the Company shall directly pay or reimburse you (at its sole discretion) for the COBRA premiums to continue your health insurance coverage (including coverage for eligible dependents, if applicable) through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: (i) the date that is 12 months from the first day of the next month following the Separation Date; (ii) the date you become eligible for group health insurance coverage through a new employer; or (iii) the date you cease to be eligible for COBRA coverage for any reason (the “COBRA Severance Benefit”). If the Company reimburses rather than directly paying for the COBRA premiums, you must timely pay your premiums, and then provide documentation to the Company, to obtain reimbursement for your COBRA premiums under this Section. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company in writing. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA Severance Benefit would result in a violation of applicable law (including, but not limited to, Section 105(h) of the Internal Revenue Code of 1986, as amended, Section 2716 of the Public Health Service Act, or any statute or regulation of similar effect), then provided you remain eligible for reimbursement in accordance with this section, in lieu of providing the COBRA Severance Benefit, the Company will instead pay you on the last day of each remaining month of the COBRA Premium Period, a fully taxable cash payment equal to the COBRA Severance Benefit for that month, subject to applicable tax withholdings for the remainder of the COBRA Payment Period. You may, but are not obligated to, use this taxable payment to pay for medical expenses, including COBRA premiums. (b) Bonus Severance. As additional severance, the Company will pay you a pro-rata portion of your target annual bonus amount for fiscal 2027 (i.e., $300,000), with pro- ration based on the number of days between February 1, 2026 and the Anticipated End Date, divided by 365. Such bonus severance amount will be paid in a lump sum on the next payroll payday that occurs at least one (1) week after the Release Effective Date. (c) Equity Awards. Under the terms of your equity award agreements and the applicable equity incentive plan documents, vesting of your equity awards will cease as of the Separation Date. Except as expressly set forth in this Agreement, your right to exercise vested shares (if any) subject to outstanding stock options, and all other rights and obligations with respect to your equity awards, will be as set forth in your equity award agreements, grant notices and applicable equity incentive plan documents. For the avoidance of doubt, subject to the terms of the applicable award agreements and any policies of the Company regarding equity award settlement and withholding methods, and consistent with then-current Company practice and approach for similarly situated employees, the Company will determine to “net settle” or “sell to cover,” if and as applicable, to satisfy applicable tax liabilities in connection with vesting and settlement of your outstanding equity awards, whether or not you remain in active employment with the Company on the applicable settlement date.1 The Company further covenants and agrees to reasonably cooperate with you to promptly transfer the shares underlying your equity awards following 1 NTD: Reworded only to track the terms of the equity awards and to reflect the fact that the withholding method executed by Navan on behalf of each employees and former employee. Page 6 328065630 v15 settlement or exercise, as applicable, to brokerage or custodian accounts as designated by you, subject to compliance with applicable law. As additional severance benefits under this Agreement: (i) Vesting Acceleration. The Company will accelerate the vesting (and exercisability, as applicable) of all of your then-outstanding Equity Awards (as defined in the Severance Agreement) as to 100% of the unvested portion of those awards. (ii) Extension of Post-Termination Exercise Period. With respect to your Equity Awards (as defined in the Severance Agreement) that are stock options, the portion of each such Equity Award that is outstanding and vested (including as a result of any vesting acceleration provided herein) as of the Separation Date will expire on the date of the original maximum term of the stock option award as set forth in the applicable award agreement, subject to earlier termination in the event of a Change in Control (as defined in the Severance Agreement) or other similar transaction as set forth in the terms of the applicable award agreement and equity incentive plan. (d) Exception to Restrictive Covenant Obligations. Notwithstanding the terms of any restrictive covenants to which you are subject, the Company acknowledges and agrees that your solicitation or hiring of any person set forth on Exhibit C hereto shall not be considered a violation of any such covenants. 5. [Reserved.] 6. OTHER COMPENSATION OR BENEFITS. You acknowledge and agree that you are not entitled to any additional severance or other benefits in connection with your employment separation, whether under the Severance Agreement any other agreement between you and the Company, any Company policy, or otherwise, and to the extent you were eligible for any severance benefits, this Agreement hereby supersedes and extinguishes any such severance benefits. You further acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits before, on or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested stock options. 7. [Reserved.] 8. RELEASES OF CLAIMS. (a) Your General Release of Claims Against the Company. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. Page 7 328065630 v15 (b) Scope of Your Release. Your general release above includes, but is not limited to: (i) all claims arising from or in any way related to your employment with the Company, the decision to terminate that employment, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the California Labor Code (as amended), the California Family Rights Act, the California Fair Employment and Housing Act (as amended), the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York Corrections Law, the New York Labor Law, the New York Civil Rights Law, the New York City Administrative Code, the New York City Human Rights Law, the New York Hours of Labor Law, the New York Wage Payment Law, the New York Minimum Wage Act, the New York Whistleblower Law, and the New York Off-duty Conduct Lawful Activities Discrimination Law. You acknowledge and agree that the release of claims provided in this Section is not provided in exchange for a raise, bonus, or as a condition of continued employment, but rather in exchange for your eligibility to receive the benefits under this Agreement to which you are not otherwise eligible to receive. (c) Exceptions to Your Release. Notwithstanding the foregoing, you are not releasing the Company hereby from: (i) any obligation to indemnify you (including, without limitation, advancements) pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance; (ii) any claims that cannot be waived by law; (iii) any claims for breach of this Agreement; (iv) any claims that you may have for coverage and indemnification under directors and officers insurance policies related to the Company; or (v) any rights or claims that arise after you sign this Agreement. (d) The Company’s Release of Claims Against You. The Company hereby generally releases you of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts or conduct occurring at any time prior to and including the date the Company signs this Agreement; provided, however, that this release shall not extend to claims arising from: (i) any of your contractual or statutory obligations to refrain from the use or disclosure of proprietary or trade secret information belonging to the Company, (ii) your engaging in fraud or intentional misrepresentation, (iii) your breach of any material term of the Confidentiality Agreement (as defined below); or (iv) any claims that cannot be waived by law or any claims for breach of this Agreement. The Company is not aware of the existence of any facts or circumstances that would give rise to any claims against you. Page 8 328065630 v15 (e) Your and the Company’s Waiver of Unknown Claims. In giving the release herein, which includes claims which may be unknown at present, you and the Company acknowledge having read and understood Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You and the Company hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your and the Company’s respective releases of claims herein, including but not limited to the releases of unknown claims. (f) Protected Rights. You and the Company understand that nothing in this Agreement limits your or anyone else’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You and the Company further understand this Agreement does not limit your or anyone else’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement (i) prevents you or anyone else from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you or they have reason to believe is unlawful; or (ii) waives any rights you or anyone else may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein). 9. RETURN OF COMPANY PROPERTY. You agree that by the Separation Date (or earlier if requested by the Company), you will return to the Company all physical Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, drafts, financial and operational information, research and development information, Company device and account login and password information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computing and electronic devices, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions or embodiments thereof in whole or in part) and permanently delete all electronic or other digital copies thereof; provided that you may retain personal copies of your compensation records and any agreement you are party to in your individual capacity. You agree that you will make a diligent search to locate any such documents, property and information

Page 9 328065630 v15 as soon as possible after the Separation Date. If you have used any personally owned computer or other electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, by the Separation Date (or earlier if requested by the Company), you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems. You acknowledge and agree that the Company may cut off your access to certain or all of its systems at any time during your employment with the Company following the Transition Date and at any time during the Transition Period. 10. CONFIDENTIAL INFORMATION OBLIGATIONS. You acknowledge and reaffirm your continuing obligations under your Employee Invention Assignment and Confidentiality Agreement (the “Confidentiality Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein by reference. 11. NON-DISPARAGEMENT. Except to the extent permitted by the “Protected Rights” Section above: (a) You agree not to make any negative or disparaging oral or written statements of any kind regarding the Company, its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; and (b) the Company shall not authorize, and agrees to instruct each of Ariel Cohen, Ofer Ben-David, Hilary Phillips, Yoad Shraybom, Ilan Twig, Michael Sindicich, Nina Herold, Erika White and Howard Baik not to make, any negative or disparaging oral or written statements of any kind regarding you, including, but not limited to, any such statements made to the customers, business partners or investors of the Company, which are likely to be harmful to you or your business or personal reputation. Notwithstanding any of the foregoing in this paragraph, you and the Company (including each of the executives named in this paragraph) may respond accurately and fully to any request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement prohibits or restrains you or anyone else from making disclosures protected under the whistleblower provisions of federal or state law or from exercising rights to engage in protected speech under Section 7 of the National Labor Relations Act, if applicable. 12. NO VOLUNTARY ADVERSE ACTION. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents. 13. COOPERATION. You agree to cooperate with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company and about which the Company believes you may have personal knowledge and relevant information. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses, including but not limited to any legal fees, you incur in connection with any such cooperation (excluding Page 10 328065630 v15 foregone wages) and will indemnify you as if you were a current officer of the Company and provide expense advancement in connection with any such cooperation, in each case to the greatest extent permitted under applicable law. The Company will make reasonable efforts to accommodate your scheduling needs. Notwithstanding the foregoing, if any assistance or cooperation that exceeds 10 hours of services is requested by the Company after the Separation Date, the Company will compensate you for all service hours on the hourly equivalent of your last base salary and target bonus amount. The Company confirms that Executive is indemnified for and that the Company shall provide expense advancement and has responsibility for the matters raised in its internal investigation. 14. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission. 15. REPRESENTATIONS. You hereby represent that each of the following representations is true and correct in all material respects, and you further acknowledge that each is material to the Company’s entering into this Agreement: (a) You have been paid all compensation owed and for all hours worked; (b) You have received all leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act or otherwise; (c) You have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim; and (d) You have raised all of your material concerns or issues as of the date hereof regarding the Company’s public reporting of its results for the fiscal quarter ended October 31, 2026, including the Company’s internal controls and procedures, disclosure controls and procedures, financial and accounting closing procedures, and accounting policies. 16. COMMUNICATIONS. You and the Company shall mutually agree on any and all external public statements made by the Company or by any of its directors or Section 16 officers (as determined under the rules and regulations of the Securities and Exchange Commission) regarding your employment, retention, transition or termination of employment with the Company (which consent shall not be unreasonably withheld by either party) and the Company shall not authorize any internal or other statement inconsistent therewith. 17. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed: (i) if to You, to such address and electronic mail address in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Jeremy L. Goldstein, Sterlington PLLC, electronic mail address Jeremy.Goldstein@sterlingtonlaw.com; notices@sterlingtonlaw.com; and (ii) if to the Company, Page 11 328065630 v15 to the attention of the General Counsel of the Company at Navan, Inc., 3045 Park Boulevard, Palo Alto, CA 94306, or at such other current address as the Company shall have furnished to You, with a copy (which shall not constitute notice) to Rachel Proffitt and Milson Yu, Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, electronic mail address: rproffitt@cooley.com, myu@cooley.com. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the U.S. mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, in the case of facsimile and electronic mail, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day 18. MISCELLANEOUS. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the state of New York, without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be delivered and executed via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. If this Agreement is acceptable to you, please sign below and return the original to me. You have five (5) business days to decide whether to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within that timeframe. We wish you the best in your future endeavors. Page 12 328065630 v15 Sincerely, By:/s/ Ariel Cohen Ariel Cohen Chief Executive Officer I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AGREEMENT: December 12, 2025 Date Amy Butte /s/ Amy Butte

328065630 v15 Execution Version EXHIBIT A CONFIDENTIALITY AGREEMENT Page 2 328065630 v15 EXHIBIT B SEPARATION DATE RELEASE (to be signed and returned to the Company on or within twenty-one (21) calendar days after the Separation Date) In exchange for benefits to be provided to me by the Company pursuant to my transition and separation agreement with the Company to which this Exhibit B is attached (the “Agreement”), I hereby provide the following Separation Date Release (the “Release”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. I hereby represent that I have been paid all compensation owed and for all hours worked through the date I sign this Release, have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim. I acknowledge that, other than the benefits to be provided to me pursuant to the Agreement upon my execution of this Release, I have not earned and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits, with the exception of any vested right I may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested options. I hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the California Labor Code, the California Family Rights Act, the California Fair Employment and Housing Act, the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York Corrections Law, the New York Labor Law, the New York Civil Rights Law, the New York City Administrative Code, the New York City Human Rights Law, the New York Hours of Labor Law, the New York Wage Payment Law, the New York Minimum Wage Act, the New York Whistleblower Law, and the New York Off -duty Conduct Lawful Activities Discrimination Law. Notwithstanding the foregoing, I am not releasing the Company hereby from (i) any obligation to indemnify me (including, without limitation, advancements) pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable Page 3 328065630 v15 law, or applicable directors and officers liability insurance, (ii) any claims that cannot be waived by law, (iii) any claims for breach of the Agreement or the awards referred to in it, (iv) any claim for vested, accrued or deferred compensation or benefits under any applicable Company plan, policy, program, agreement or arrangement; (v) any claims that I may have for coverage and indemnification under directors and officers insurance policies related to the Company; (vi) any rights or claims that arise after I sign the Release; or (vii) rights to benefits and equity vested as of the date of the Agreement, including, but not limited to, any rights to exercise options and retain equity. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and releases I have given in this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (a) my waiver and release does not apply to any rights or claims arising after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke this Release (in a written revocation sent to the Company); and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release provided that I do not revoke it (the “Release Effective Date”). In giving the release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to my release of claims herein, including but not limited to my release of unknown claims. I understand that nothing in this Release limits my ability to file a charge or complaint with the Government Agencies. I further understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. Nothing in this Release waives any rights I may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein). This Separation Date Release, together with the Agreement (and its exhibits), constitutes the entire agreement between me, and the Company with respect to the subject matter hereof. I am not relying on any representation not contained herein or in the Agreement. Page 4 328065630 v15 UNDERSTOOD, ACCEPTED AND AGREED: Amy Butte Date

Page 5 328065630 v15 EXHIBIT C Anne Giviskos (after June 30, 2026) Brandon Flood Page 6 328065630 v15 EXHIBIT D Payment The amount set forth below will be paid pursuant to Section 2(c) of the Agreement to which this exhibit is attached, as further detailed below: Payment: $3,700,000 (the “Payment Amount”), less applicable payroll deductions and withholdings as determined by the Company, plus a gross-up amount to cover payroll deductions and withholdings on $700,000 of the Payment Amount (estimated to be $865,996).